Exhibit 1.1

Sabre Corporation

Common Stock, Par Value $0.01 per Share

Underwriting Agreement

[    ], 2014

Morgan Stanley & Co. LLC,

Goldman, Sachs & Co.,

Merrill, Lynch, Pierce, Fenner & Smith

                      Incorporated,

Deutsche Bank Securities Inc.,

    As representatives of the several Underwriters

        named in Schedule I hereto

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

c/o Merrill, Lynch, Pierce, Fenner & Smith

                             Incorporated

222 Broadway

New York, New York 10038

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

Sabre Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) for whom Morgan Stanley & Co. LLC, Goldman, Sachs & Co., Merrill, Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc. are acting as representatives (in such capacity, the “Representatives”) an aggregate of [ ] shares of common stock, par value $0.01 per share (“Stock”) of the Company and, at the election of the Underwriters, up to [ ] additional shares of Stock. The aggregate of [ ] shares of Stock to be sold by the Company is herein called the “Firm Shares” and the aggregate of [ ] additional shares of Stock to be sold by the Company at the election of the Underwriters is herein called the “Optional Shares”). The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Shares”.

1. (A) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) A registration statement on Form S–1 (File No. 333-193438) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(A)(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through a Representative expressly for use therein;

(c) For the purposes of this Underwriting Agreement (the “Agreement”), the “Applicable Time” is [        :        ] [a][p].m. (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(d) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and any materials or information provided to investors in connection with the marketing of the offering of the Shares, including any road show or investor presentations (whether in person or electronically), when considered with the Pricing Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through a Representative expressly for use therein;

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, assets, financial position, equity or results of operations or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock (other than as a result of the exercise of stock options, exercise of stock appreciation rights, the vesting of restricted stock units or the granting or forfeiture of stock options, restricted stock units or other equity awards in the ordinary course of business pursuant to the Company’s equity incentive plans that are described in the Registration Statement) or long-term debt (other than borrowings, if any, under the Credit Facility (as defined in the Registration Statement)) of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus;

(f) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(g) The Company and its subsidiaries have been duly incorporated, formed or organized, as applicable, and each is validly existing as a corporation or other entity in good standing (or the local equivalent) under the laws of the jurisdiction in which it was incorporated, formed or organized, as applicable, with power and authority (corporate or other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (or the local equivalent) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or be in good standing (or the local equivalent) would not, individually or the in the aggregate, reasonably be expected to have a Material Adverse Effect;

(h) The Company has an authorized and outstanding capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company that are owned directly or indirectly by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in the Pricing Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in the Pricing Prospectus;

(i) The Shares to be issued and sold by the Company have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus;

(j) This Agreement has been duly authorized, executed and delivered by the Company;

(k) Prior to the date hereof, none of the Company, its subsidiaries or any of their respective affiliates has taken any action which is designed to or which has constituted or which would reasonably have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares;

(l) The issue and sale of the Shares to be sold by the Company and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) conflict with or result in any violations of any provision of the certificate of incorporation or by-laws of the Company or any of its subsidiaries, or (C) conflict with or result in any violations of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (A) and (C), for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the ability of the Company and its subsidiaries to consummate the transactions, including the use of net proceeds from the sale of the Shares, contemplated by this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue of the Shares to be sold by the Company and the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except for the registration under the Act of the Shares, such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, the approval for listing of the Shares on the Exchange (as defined herein), the approval of the underwriting terms and arrangements by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and except where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(m) Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clauses (i) (if such entity is a subsidiary) and (ii), for such violation or default, as applicable, as would not, individually or in the aggregate, result in a Material Adverse Effect;

(n) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the captions “Material U.S. Federal Income and Estate Tax Considerations to Non-U.S. Holders,” “Underwriting (Conflicts of Interest)” and “Shares Eligible for Future Sale”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete summaries in all material respects;

(o) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(p) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(q) At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(r) The Company maintains a system of internal accounting controls that are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law), including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Pricing Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(s) Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting;

(t) The Company maintains disclosure controls and procedures designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(u) Ernst & Young LLP, which has audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(v) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent except for such disputes as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(w) Except as set forth in the Pricing Prospectus or would not result in a Material Adverse Effect, (i) the Company and each of its subsidiaries own, possess or otherwise have the right to use sufficient intellectual property rights, including, without limitation, trademarks, service marks, trade names, patent rights, copyrights, trade secrets and all other similar rights (collectively, the “Intellectual Property Rights”) reasonably necessary to conduct their business as now conducted and (ii) neither the Company nor any of its subsidiaries has received any written notice of infringements or conflict with asserted Intellectual Property Rights of others in the past two years;

(x) The Company and each of its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate U.S. federal, state or foreign regulatory agencies or bodies necessary to conduct their respective businesses in the manner described in the Pricing Prospectus, except where failure to have such certificates, authorizations or permits would not, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of, or noncompliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect;

(y) Except as set forth or contemplated in the Pricing Prospectus, (i) the Company and each of its subsidiaries have filed all U.S. federal, state and foreign income and franchise tax returns that are required to be filed through the date of this Agreement or have properly requested extensions thereof, and have paid or reserved for all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings, except where the failure to file such tax returns or pay or reserve for such taxes, assessments, fines and penalties individually or in the aggregate would not result in a Material Adverse Effect and (ii) the Company has made adequate charges, accruals and reserves in its consolidated financial statements contained in the Pricing Prospectus in respect of all U.S. federal, state and foreign income and franchise taxes for all periods as to which the tax liabilities of the Company or any of its subsidiaries has not been finally determined, except where the failure to make such charges, accruals and reserves, individually or in the aggregate, would not result in a Material Adverse Effect;

(z) The Company and each of its subsidiaries are insured by recognized and financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed reasonably adequate for the conduct of their respective businesses, including, without limitation, policies covering real and personal property owned, leased or operated by them against theft, damage, destruction, acts of vandalism and earthquakes, except where the failure to be so insured, individually or in the aggregate, would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to (i) renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be reasonably necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect;

(aa) Except as would not, individually or in the aggregate, result in a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries is in violation of any applicable U.S. federal, state, local or foreign law (including common law), regulation, rule, requirement, decision or order relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), natural resources, or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport handling, or exposure to, of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, without limitations, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries as such business is currently conducted under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action against the Company or any of its subsidiaries filed with a court or governmental authority, no investigation with respect to which the Company or any of its subsidiaries has received written notice, and no written notice received by the Company or any of its subsidiaries from any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”) pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that would reasonably be expected to result in a violation of any Environmental Law that could give rise to liability of the Company or any of its subsidiaries, or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law;

(bb) The Company and each of its subsidiaries and any “employee benefit plan” (as defined under Section 3(3) of the Employee Retirement Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member. No “reportable event” (as defined under ERISA), other than a reportable event for which notice has been waived, has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan”; or (ii) Sections 412, 4971, 4975 or 4980B of the Code. With respect to each “employee benefit plan” subject to Title IV of ERISA, there has been no failure to satisfy the minimum funding standard of Sections 302 and 303 of ERISA or Sections 412 and 430 of the Code (whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA) and no failure to make by its due date a required installment under Section 430(j) of the Code with respect to any “employee benefit plan” or the failure to make any required contribution to a “multiemployer plan” within the meaning of Section 4001(c)(3) of ERISA (“Multiemployer Plan”). The aggregate amount of the underfunding under all “employee benefit plans,” as disclosed in the actuarial valuation report as of December 31, 2013, was approximately $55 million. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401 of the

Code has received a determination letter from the Internal Revenue Service stating that it is so qualified, and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification;

(cc) Except as provided pursuant to any indebtedness of the Company described under the caption “Description of Certain Indebtedness” in the Pricing Prospectus and the Prospectus and except as described in the Pricing Prospectus, as of the Time of Delivery, no subsidiary of the Company will be prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(dd) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares;

(ee) Since the date of the most recent balance sheet of the Company included in the Pricing Prospectus, (i) the Company has not been advised of or become aware of (A) any material weaknesses or significant deficiencies (both within the meaning of Rule 1-02 of Regulation S-X under the Act) in the design or operation of internal controls, that could adversely affect the ability of the Company or any of its subsidiaries to record, process, summarize and report financial data or any other material weaknesses or significant deficiencies in internal controls, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries and (ii) there have been no changes in internal controls or in other factors that could materially affect internal controls, including any corrective actions with regard to material weaknesses and significant deficiencies;

(ff) The historical financial statements included in the Pricing Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such historical financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States, applied on a consistent basis throughout the periods involved;

(gg) Neither the Company, nor any of its subsidiaries or controlled affiliates, nor, to the knowledge of the Company, any of the directors, officers, employees, non-controlled affiliates or agents of the Company or representatives of the Company, its subsidiaries or its affiliates or other person associated with or acting on behalf of the Company or any of their subsidiaries has (i) taken any unlawful action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office); (ii) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (iii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iv) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (v) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (vi) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Company and its subsidiaries have instituted and maintain and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with applicable anti-corruption laws and with the representation and warranty contained herein;

(hh) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable money laundering statutes of all jurisdictions where the Company and its subsidiaries conduct business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of their subsidiaries (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened; and

(ii) None of the Company, nor any of its subsidiaries or affiliates, nor any of their respective directors or officers, nor to the knowledge of the Company, any of the employees, agents or representatives of the Company, its subsidiaries or its affiliates is, or is controlled by an entity that is, (i) a person or entity with whom dealings are currently prohibited under any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealing with that country or territory (currently Cuba, Iran, North Korea, Sudan and Syria) and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (x) to fund any activities of or business with any person with whom, or in any country or territory with which, at the time of such funding, dealing are prohibited under Sanctions or (y) in any other manner, in each case as would, result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[        ], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company as set forth in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company as and to the extent indicated in Schedule II hereto, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company as and to the extent indicated in Schedule II hereto, hereby grants to the Underwriters the right to purchase at their election up to [ ] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by the Company as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4(a) hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on [            ], 2014 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof will be delivered at the offices of Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199-3600 (the “Closing Location”), all at such

Time of Delivery. A meeting will be held at the Closing Location at [    ] [a][p].m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form reasonably approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Shares or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction in which it is not otherwise subject to taxation on the date hereof;

(c) Prior to 10:00 a.m., New York City time, on the second New York Business Day succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities (whose name and address the Underwriters shall furnish to the Company) as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) (i) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise without the prior written consent of the Representatives; provided, however, that the foregoing restrictions shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Stock or securities convertible or exercisable into, exchangeable for or that represent the right to receive shares of Stock, issued by the Company, in each case pursuant to the Company’s equity plans described in the Registration Statement under the terms described therein, (C) the issuance of shares of Stock prior to or in connection with the closing of the offering of the Shares in respect of the conversion, exchange or redemption of shares of preferred stock of the Company as described in the Registration Statement, (D) the filing of a registration statement on Form S-8 (or equivalent form) with the Commission in connection with an employee stock compensation plan or agreement of the Company, which plan or agreement is disclosed in the Registration Statement, (E) the issuance of shares of Stock or other securities (including securities convertible into shares of Stock) in connection with the acquisition by the Company or any of its subsidiaries of the securities, businesses, properties or other assets of another person or entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition or (F) the issuance of shares of Stock or other securities (including securities convertible into shares of Stock) in connection with joint ventures, commercial relationships or other strategic transactions; provided that, in the case of clauses (E) and (F), the aggregate number of shares of Stock issued in all such acquisitions and transactions does not exceed 10% of the issued and outstanding Stock of the Company issued and outstanding immediately following the completion of the transactions contemplated by this Agreement and any recipients of such Shares shall deliver a “lock-up” agreement to the Representatives substantially in the form of Annex III hereto; provided, further, however, that if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension; in the event of any announcement that gives rise to an extension of the Lock-Up Period, the Company will provide the Representatives with prior notice of such announcement;

(ii) If Morgan Stanley & Co. LLC and Goldman, Sachs & Co., in their sole discretion, agree to release or waive the restrictions in lock-up letters pursuant to Section 8(j) hereof, in each case for an officer or director of the Company, and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex II hereto through a major news service at least two business days before the effective date of the release or waiver;

(g) During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided that the Company may satisfy the requirements of this subsection (g) by electronically filing such reports, financial statements or information through EDGAR;

(h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i) To use its reasonable best efforts to list for trading, subject to official notice of issuance, the Shares on The NASDAQ Stock Market LLC (the “Exchange”);

(j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a); and

(l) Upon the reasonable request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares pursuant to this Agreement (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the applicable conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, untrue statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable fees and disbursements of one counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares (provided, however, that such fees and disbursement of the counsel for the Underwriters pursuant to clauses (iii) and (v) shall not exceed $60,000); (vi) all expenses incurred by the Company in connection with any “road show” presentation to potential investors, other than the cost associated with any (A) charter aircraft used, (B) hotel accommodations and (C) ground transportation, in each case in connection with any “road show” presentation; (vii) the cost of preparing stock certificates; if applicable; (viii) the cost and charges of any transfer agent or registrar; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this

Section 7. It is understood, however, that the Company shall bear the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed in all material respects, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Ropes & Gray LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Cleary Gottlieb Steen & Hamilton LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(d) [reserved;]

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, in substantially the form set forth in Annex I(a) or Annex I(b) hereto, as applicable (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a form of the letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

(f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that would reasonably be expected to result in a Material Adverse Effect, otherwise than as set forth or contemplated in the Pricing Prospectus and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than as a result of the exercise of stock options, exercise of stock appreciation rights, the vesting of restricted stock units or the granting or forfeiture of stock options, restricted stock units or other equity awards in the ordinary course of business pursuant to the Company’s equity incentive plans, in each case that are described in the Registration Statement) or long-term debt (other than borrowings, if any, under the Credit Facility (as defined in the Registration Statement)) of the Company or any of its subsidiaries or any change or development, or any development, that would reasonably be expected to result in a Material Adverse Effect, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

(g) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock, which for the avoidance of doubt is not currently rated, by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock, which for the avoidance of doubt is not currently rated;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(j) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each stockholder of the Company listed on Schedule IV hereto, substantially to the effect set forth in Annex III hereto in form and substance satisfactory to you;

(k) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the second New York Business Day succeeding the date of this Agreement;

(l) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance in all material respects by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section 8; and

(m) At each Time of Delivery, the Representatives shall have received a written certificate executed by the Chief Financial Officer of the Company in a form and substance satisfactory to you.

9. (a) The Company will indemnify and hold harmless each Underwriter, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any road show or investor presentations made to investors by the Company Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection unless the indemnifying party has been materially prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party;

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any reasonably incurred and documented legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of

Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 12 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason (other than by operation of Section 8(h)(i), (iii), (iv) or (v) or, solely in the case of a defaulting Underwriter, the default by such defaulting Underwriter of its obligations hereunder) any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including reasonably incurred and documented fees and disbursements of counsel for the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you or by Morgan Stanley & Co. LLC, Goldman, Sachs & Co., Merrill, Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc. on behalf of you as the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to (i) Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department, (ii) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036 Attention: Equity Syndicate Desk, with a copy to the Legal Department, (iii) Merrill, Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Attention: Syndicate Department, facsimile (646) 855-3073 with a copy to ECM Legal, facsimile (212) 230-8730 and (iv) Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, NY 10005, Attention: Equity Capital Markets – Syndication Desk, facsimile 212-797-9344, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, facsimile 212-797-4564; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: General Counsel and Corporate Secretary; and if to any stockholder that has delivered a lock-up letter described in Section 8(j) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such stockholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you on request; provided further that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as you at (w) Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department, (x) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036 Attention: Equity Syndicate Desk, with a copy to the Legal Department, (y) Merrill, Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Attention: Syndicate Department, facsimile (646) 855-3073 with a copy to ECM Legal, facsimile (212) 230-8730 and (z) Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, NY 10005, Attention: Equity Capital Markets – Syndication Desk, facsimile 212-797-9344, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, facsimile 212-797-4564. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. The parties hereto acknowledge and agree that the only information provided by any Underwriter to the Company through the Representatives specifically for use in the Registration Statement, Pricing Disclosure Package or Prospectus shall be the statements contained in the (i) second to last sentence of the text on the cover page of the Prospectus concerning the expected delivery date of the Shares, (ii) the names set forth on the cover page of the Prospectus, (iii) the names set forth in and their respective participation of the sale of the Shares in the table of Underwriters after the first paragraph of text under “Underwriting (Conflicts of Interest)” in the Prospectus and (iv) the third, seventh, fifteenth, sixteenth and twenty-second paragraphs under the heading “Underwriting (Conflicts of Interest).”

19. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this Agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

20. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

22. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any and all persons the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means U.S. federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature Pages Follow]

Very truly yours,

Sabre Corporation

By:
Name:
Title:

Accepted as of the date hereof

Morgan Stanley & Co. LLC

By:
Name:
Title:

Goldman, Sachs & Co.

By:
Name:
Title:

Merrill, Lynch, Pierce, Fenner & Smith Incorporated

By:
Name:
Title:

Deutsche Bank Securities Inc.

By:
Name:
Title:

By:
Name:
Title:

On behalf of each of the Underwriters named in Schedule I hereto

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Morgan Stanley & Co. LLC
Goldman, Sachs & Co.
Merrill, Lynch, Pierce, Fenner & Smith Incorporated
Deutsche Bank Securities Inc.
TPG Capital BD, LLC
Evercore Group L.L.C.
Jefferies & Company, LLC
William Blair & Company, L.L.C.
Cowen & Company, LLC
Sanford C. Bernstein & Co., LLC
Natixis Securities Americas LLC
Mizuho Securities USA Inc.
The Williams Capital Group, L.P.

Total

SCHEDULE II

	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
The Company

Total

SCHEDULE III

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

(b)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The initial public offering price per share for the Shares is $[        ]

The number of Shares purchased by the Underwriters is [                ].

SCHEDULE IV

Name of Stockholder	Address

ANNEX I(a)

COMFORT LETTER DELIVERED PRIOR TO EXECUTION OF THIS AGREEMENT

ANNEX I(b)

FORM OF COMFORT LETTER TO BE DELIVERED AT EACH TIME OF DELIVERY

ANNEX II

FORM OF PRESS RELEASE

Sabre Corporation

[Date]

Sabre Corporation (the “Company”) announced today that Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, joint book-running managers in the recent public sale of [                ] shares of the Company’s common stock, is [waiving] [releasing] a lock-up restriction with respect to [                ] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on            , 20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ANNEX III

FORM OF LOCK-UP AGREEMENT

Sabre Corporation

Lock-Up Agreement

            , 2014

Morgan Stanley & Co. LLC

Goldman, Sachs & Co.

Merrill, Lynch, Pierce, Fenner & Smith

Incorporated

Deutsche Bank Securities Inc.

As representatives of the several Underwriters

named in Schedule I of the Underwriting Agreement

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036-8293

c/o Goldman, Sachs & Co.

200 West Street

New York, NY 10282-2198

Re: Sabre Corporation - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC, Goldman, Sachs & Co. Merrill, Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Sabre Corporation, a Delaware corporation (the “Company”), and certain selling stockholders of the Company providing for a public offering (the “Public Offering”) of common stock of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of common stock of the Company, or any options or warrants to purchase any shares of common stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of common stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively, the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares, even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the Public Offering.

The initial Lock-Up Period will commence on the date of this letter agreement (this “Lock-Up Agreement”) and continue for 180 days after the Public Offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of common stock, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned hereby agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares:

(i)	as a bona fide gift or gifts;

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iii)	by way of testate or intestate succession or by operation of law;

(iv)	to any members of the immediate family of the undersigned;

(v)	to a corporation, partnership, or limited liability company or other entity that controls or is controlled by, or is under common control with, the undersigned and/or by members of the immediate family of the undersigned, or to any investment fund or other entity controlled or managed by the undersigned;

(vi)	if the Shares are held by a corporation, partnership, limited liability company or other entity, to any of its stockholders, partners, members or affiliates (as such term is defined in Rule 501(b) under the Securities Act of 1933, as amended) or any of its affiliates’ directors, officers and employees;

(vii)	to the Company in connection with the “net” or “cashless” exercise of any options outstanding as of the date of this Lock-Up Agreement and having an expiration date during the Lock-Up Period to acquire Shares pursuant to the employee benefit plans described in the prospectus; provided that the Shares received upon such exercise shall be subject to the terms of this Lock-Up Agreement;

(viii)	to the Company for the primary purposes of satisfying any tax or other governmental withholding obligation with respect to Shares issued upon the exercise of an option or warrant (or upon the exchange of another security or securities) pursuant to a plan described in the prospectus, or issued under an employee equity or benefit plan described in the prospectus;

(ix)	in connection with the conversion, exchange or redemption of the outstanding preferred stock of the Company into shares of common stock, cash or a combination thereof; provided that any such shares of common stock received upon such conversion shall be subject to the terms of this Lock-Up Agreement;

(x)	with the prior written consent of Morgan Stanley & Co. LLC and Goldman, Sachs & Co. on behalf of the Underwriters; or

(xi)	pursuant to the Underwriting Agreement;

The aforementioned restrictions shall not apply to the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided that no sales of the Undersigned’s Shares shall be made pursuant to such a Plan prior to the expiration of this Lock-Up Period and no filing with the SEC or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period. In addition, the aforementioned restrictions shall not apply to any conversion or exercise of any securities convertible into, or exercisable or exchangeable for, Shares pursuant to employee benefit plans described in the prospectus; provided that the Shares received upon such exercise or conversion shall be subject to the terms of this Lock-Up Agreement.

In the case of clauses (i) through (vi) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement. In the case of clauses (i) through (vi), it shall be a condition to the transfer or distribution that any such transfer shall not involve a disposition for value, and in the case of clauses (i) through (viii), it shall be a condition to the transfer or distribution that any such transfer shall not require a filing, nor shall any filing be voluntarily made, during the Lock-Up Period by any party (transferor or transferee) under the Exchange Act in connection with such transfer (other than (i) any filing made on Form 4 in accordance with Section 16 of the Exchange Act solely in connection with any transfer described in clauses (vii) or (viii) above during the Lock-Up Period and (ii) any filing made on Form 5 in accordance with Section 16 of the Exchange Act made after the expiration of the Lock-Up Period). The undersigned now has, and, except as contemplated by clauses (i) through (xii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement shall terminate automatically upon the earliest to occur, if applicable, of (a) the date the Company has determined not to proceed with the Public Offering and the Company has provided written notice, prior to the execution of the Underwriting Agreement, of such decision to the Representatives, (b) the termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to payment for and delivery of the common stock to be sold thereunder or (c) August 31, 2014 if, and only if, the Underwriting Agreement has not been executed by such date.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title